CRAiLAR TECHNOLOGIES, INC. REPORTS SECOND QUARTER RESULTS

Second Quarter Highlights:

  Revenues $1.8 million, a modest increase over Q1 2015.

  Production volume increases 74% from Q2 2014.

  Adjusted EBITDA loss $0.8 million a slight increase over Q1 2015.

Victoria B.C. (August 17, 2015),CRAiLAR Technologies Inc. (the "Company") (OTCQB: CRLRF) (TSXV: CL)), which produces and markets CRAiLAR® Flax fiber The Friendliest Fiber On The Planet™, today reported revenues of $1.8 million for the Second Quarter Ended June 27, 2015 ("Q2 2015"), a 5% increase over First Quarter Ended March 28, 2015 ("Q1 2014") revenues of $1.7 million. The net loss for Q2 2015 was $2.4 million or $0.04 per share, a $0.2 million improvement compared with Q2 2014's loss of $2.6 million or $0.04 per share. The Company's Adjusted EBITDA for the quarter was a loss of $0.8 million, a reduction of $0.2 million or 15% from Q2 2014's Adjusted EBITDA loss of $1.0 million. For further information regarding Adjusted EBITDA, including a reconciliation of Adjusted EBITDA to net loss, see the non-GAAP Financial Measures below.

During Q2 2015, the Company continued to optimize the European production facility. Fiber output volume for Q2 2015 was over one million pounds, an increase of 5% over Q1 2015.  Gross loss for Q2 2015 was $87 thousand compared to a gross loss of $402 thousand for Q2 2014. Production output continues to improve, as equipment challenges reduced during the quarter. The sales mix for Q2 2015 remained balanced between premium high value fibers and standard lower value fibers. Q2 2015 variable gross profit improved, although labor inefficiencies created by equipment upgrades and feedstock costs continue to dampen profitability.

The Company continued to work with its strategic customers during Q2 2015 to validate opportunities for dedicated facilities. Initial trials have successfully achieved their expected goals and both customer plants remain under discussion. The Company also continued to advance a number of initiatives to reduce feedstock costs. Test plots of flax and hemp are growing in a European farmer cooperative and discussions held to find decortication solutions.  Direct to farmer feedstock sourcing could reduce feedstock costs by 50% and is an important step in fully realizing CRAiLAR's disruptive potential.

The Company ended Q2 2015 with cash and cash equivalents of $0.1 million.  Cash used in operations during Q2 2015 was $0.8 million and cash invested in capital equipment was $0.3 million. In light of this current cash situation, the Board has appointed a Special Committee of independent Directors. This Committee is continuing to work diligently on behalf of all stockholders of the Company to review and evaluate all options, including retaining independent financial and legal advisors to assist it.

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We provide "EBITDA," which is a non-GAAP financial measure that consists of net loss before (a) interest expense, (b) accretion expense and (c) depreciation amortization and depreciation.   "Adjusted EBITDA" further adjusts EDITDA with respect to share-based compensation expense, facility commissioning expense, fair value adjustment to derivative liabilities, gain/loss on settlement of debt, exchange gain/loss and rent inducement expense.

The Company believes that these non-GAAP financial measures provide important supplemental information to management and investors. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides a more complete understanding of factors and trends affecting the Company's business and results of operations.

Management uses EBITDA and Adjusted EBITDA as a measure of the Company's operating performance because they assist in comparing the Company's operating performance on a consistent basis by removing the impact of items not directly resulting from core operations. Internally, these non-GAAP financial measures are also used by management for planning purposes, including for preparing of internal budgets; allocating resources to enhance financial performance; evaluating the effectiveness of operational strategies; and for evaluating the Company's capacity to fund capital expenditures and expand its business. The Company also believes that analysts and investors use these measures as supplemental measures to evaluate the overall operating performance of developmental companies. Additionally, the Company believes that lenders or potential lenders use EBITDA and Adjusted EBITDA to evaluate the Company's ability to repay loans.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company's non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The table below reconciles net loss to Adjusted EBITDA for the periods presented (in thousands):

	For the thirteen weeks ended
	June 27, 2015	June 28, 2014

Net loss	($2,372)	($1,965)
Interest expense, net	439	524
Accretion expense	61	175
Amortization and depreciation	225	158
EBITDA	$1,647	($1,108)
Share-based compensation	12	378
Facility Commissioning expense	-	251
Fair value adjustment derivative liabilities	(206)	(264)
Gain on settlement of debt	-	(234)
Exchange (gain) loss	1,013	-
Rent inducement expense	(8)	-
Adjusted EBITDA	($836)	($977)

About CRAiLAR Technologies Inc.

CRAiLAR Technologies Inc. CRAiLAR is bringing cost-effective, sustainable, bast fiber-based products to market. These environmentally friendly natural fiber alternatives offer equivalent or superior performance characteristics to cotton, wood or fossil-fuel based fibers. The Company's business operations consist primarily of the production of its proprietary CRAiLAR® Flax fibers in non-woven, the yarn and textile industries, as well as CRAiLAR® processing technologies in the cellulose pulp and composites industries. For more information, visit www.crailar.com.

Safe Harbor Statement

This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Investor Relations and Media Contact:

Ted Sanders,
CFO 866-436-7869
ir@crailar.com
pr@crailar.com

# # #